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EXHIBIT 23.1

CONSENT OF INDEPENDENT AUDITORS

The Board of Directors
Summa Industries:

        We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 pertaining to the Company's 1984 and 1991 Stock Option Plans, filed on April 15, 1993, and to file numbers 333-20835, 333-68921, 333-68981, 333-87692, 333-35163, 333-38415, 333-68983, 333-78873, 333-87690, 333-11571, of Summa Industries and subsidiaries of our reports dated October 16, 2003 relating to the 2003 financial statements and financial statement schedule, which appear in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Los Angeles, California
October 29, 2003

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CONSENT OF INDEPENDENT AUDITORS